Exhibit 99.1

Cleco shareholders overwhelmingly support the merger transaction with a North American-led investor group
PINEVILLE, La., Feb. 26, 2015 - Cleco Corporation (NYSE: CNL) today announced its shareholders approved the adoption of the previously announced merger agreement pursuant to which Cleco will be acquired by a North American investor group led by Macquarie Infrastructure and Real Assets and by British Columbia Investment Corporation.
During a special meeting of shareholders held today, investors voted on merger-related proposals, which included the merger transaction and a non-binding advisory vote on merger compensation. The merger proposal passed with a vote of more than 94 percent of votes cast, which is equal to approximately 77 percent of all shares outstanding. The advisory merger compensation proposal passed with a vote of more than 82 percent of votes cast.
“We are pleased to have received such tremendous support from our shareholders and are equally as pleased to have structured a transaction that delivers this premium valuation opportunity to all of our public investors,” said Bruce Williamson, chairman, president and CEO of Cleco Corporation. “We will continue to work through the regulatory approval process as we seek to close the transaction that will benefit all of our stakeholders.”
The transaction must receive additional approvals from the Louisiana Public Service Commission, the Federal Energy Regulatory Commission, the Federal Communications Commission and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act before closing. The transaction is expected to close in the second half of the year.
Cleco announced on Oct. 20, 2014, that it agreed to be acquired by a North American-led investor group for $55.37 per share in cash, or approximately $3.4 billion. The new owners will assume approximately $1.3 billion of debt outstanding for a total transaction value of $4.7 billion.

-more-

Cleco Corporation is a public utility holding company headquartered in Pineville, La. Cleco owns a regulated electric utility company, Cleco Power LLC, which is engaged principally in the generation, transmission, distribution, and sale of electricity, primarily in Louisiana. Cleco Power owns 11 generating units with a total nameplate capacity of 3,340 megawatts. Cleco Power serves approximately 284,000 customers in Louisiana through its retail business, and it supplies wholesale power in Louisiana and Mississippi.  Cleco Corporation announced on Oct. 20, 2014, that it entered into an agreement to be acquired by a North American investor group led by Macquarie Infrastructure and Real Assets and by British Columbia Investment Management Corporation. Regulatory approvals for the transaction are pending. For more information about Cleco, visit www.cleco.com.

Forward-Looking Statements

Statements in this communication include “forward-looking statements” about future events, circumstances and results within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, including, without limitation, statements containing the words “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and similar expressions, are statements that could be deemed forward-looking statements. These statements are based on the current expectations of Cleco’s management.

Although Cleco believes that the expectations reflected in such forward-looking statements are reasonable, such forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties that could cause the actual results and events in future periods to differ materially from Cleco’s expectations and those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; or could otherwise cause the failure of the merger to close; (ii) the failure to obtain regulatory approvals required for the merger, or required regulatory approvals delaying the merger or causing the parties to abandon the merger; (iii) the failure to obtain any financing necessary to complete the merger; (iv) risks related to disruption of management’s attention from Cleco’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Cleco and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the fact that actual or expected credit ratings of Cleco or any of its affiliates, or otherwise relating to the merger, may be different from what the parties expect; (viii) the effect of the announcement of the proposed merger on Cleco’s relationships with its customers, operating results and business generally; (ix) the amount of the costs, fees, expenses and charges related to the proposed merger; (x) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Cleco that could interfere with the proposed merger; (xi) future regulatory or legislative actions that could adversely affect Cleco; and (xii) other economic, business and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Cleco. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on any forward-looking statements.

-more-

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Cleco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 25, 2014, under the headings Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in subsequently filed Forms 10-Q and 8-K.
All subsequent written and oral forward-looking statements attributable to Cleco or persons acting on its behalf are expressly qualified in their entirety by the factors identified above. The forward-looking statements represent Cleco’s views as of the date on which such statements were made and Cleco undertakes no obligation to update any forward-looking statements, whether as a result of changes in actual results, change in assumptions, or other factors affecting such statements.

Analyst & Investor Contact
Tom Miller
Office: 318.484.7642
tom.miller@cleco.com

Media Contact
Robbyn Cooper
Office: 318.484.7136
robbyn.cooper@cleco.com

###